Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas Chief Financial Officer 402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

SECOND QUARTER AND YEAR-TO-DATE 2020 RESULTS

Net New Sales and Total Contract Value Register Impressive Growth

LINCOLN, Nebraska (August 4, 2020) — National Research Corporation (NASDAQ:NRC) today announced results for the second quarter of 2020.

Revenue for the quarter ended June 30, 2020, was $31.2 million, compared to $31.4 million for the quarter ended June 30, 2019. Operating income was $9.3 million for the second quarter 2020 compared to $10.1 million for the same quarter 2019. In response to special circumstances among clients hard hit by COVID-19, we elected to provide uncompensated services which reduced revenue without a corresponding offset in expenses, thus impacting operating income. All such impacted clients have resumed compensated services as planned to date and many extended contract terms in recognition of the support provided by NRC Health resulting, we believe, in a stronger partnership. We salute all essential caregivers and are glad we could offer this support.

Net income for the quarter ended June 30, 2020, was $7.7 million, compared to $7.4 million for the quarter ended June 30, 2019. Diluted earnings per share increased to $0.30 for the quarter ended June 30, 2020, from diluted earnings per share of $0.29 for the quarter ended June 30, 2019. Results for the second quarter 2020 included an income tax provision of $842,000 compared with $2.1 million for the same quarter 2019.

Demand for our product portfolio remains strong. Net New Sales were up 6% in the second quarter and 19% year-to-date 2020 compared to 2019, despite a pivot to virtual sales efforts. Based on recent wins, we believe our offerings are highly differentiated in our clients’ eyes against competitive offerings from firms outside of the healthcare industry and legacy vendors within. Case in point, we added healthcare brands Partners HealthCare and Orlando Health this quarter, each seven-figure takeaways from Press Ganey. We believe every added client deepens our moat and brings additive value to all current partners through the network effect.

NRC Announces Second Quarter 2020 Results

August 4, 2020

Total Recurring Contract Value increased 11% in the second quarter 2020, a subset of which is our digital Voice of the Customer offering. VOC now comprises $107 million of Contract Value, up 30% year-over-year. We believe the efficiencies inherent in this digital platform lead to long-term margin improvements, a hallmark of our financial performance, notwithstanding the current quarter impact of COVID-19. Our Voice of the Customer offerings, being uniquely personalized to healthcare, contribute to higher client retention rates as well, compounding the enhancing visibility of recurring revenue streams.

It goes without saying that COVID-19 is far from behind us and we continue to recognize and support the work of our healthcare partners and caregivers worldwide. NRC Health retains its conservative stance regarding liquidity for the security of our associates and optionality as a business. Accordingly, our Board of Directors has determined not to pay a dividend for the current quarter.

A listen-only simulcast of National Research Corporation’s 2020 second quarter conference call will be available online at https://edge.media-server.com/mmc/p/ayrm72gm on August 5, 2020, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 39 years, National Research Corporation has been a leading provider of analytics and insights that facilitate measurement and improvement of human understanding.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. In this press release, the statements relating to the future status of our partnership with clients and the future impact of adding additional clients are forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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NRC Announces Second Quarter 2020 Results

August 4, 2020

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenue	$31,166	$31,414	$65,026	$62,894

Operating expenses:
Direct expenses	11,634	11,506	24,180	23,160
Selling, general and administrative	8,852	8,319	17,600	16,026
Depreciation and amortization	1,405	1,440	2,777	2,855
Total operating expenses	21,891	21,265	44,557	42,041

Operating income	9,275	10,149	20,469	20,853

Other income (expense):
Interest income	2	8	13	14
Interest expense	(450)	(533)	(914)	(1,103)
Other, net	(270)	(139)	360	(419)

Total other expense	(718)	(664)	(541)	(1,508)

Income before income taxes	8,557	9,485	19,928	19,345

Provision for income taxes	842	2,092	458	3,756

Net income	$7,715	$7,393	$19,470	$15,589

Earnings Per Share of Common Stock:

Basic Earnings Per Share	$0.31	$0.30	$0.78	$0.63
Diluted Earnings Per Share	$0.30	$0.29	$0.76	$0.61

Weighted average shares and share equivalents outstanding
Basic	25,148	24,789	25,060	24,777
Diluted	25,680	25,586	25,702	25,549

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NRC Announces Second Quarter 2020 Results

August 4, 2020

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	June 30, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$11,957	$13,517
Accounts receivable, net	19,882	11,639
Income taxes receivable	272	69
Other current assets	4,586	3,932
Total current assets	36,697	29,157

Net property and equipment	12,355	13,530
Goodwill	57,829	57,935
Other, net	9,900	10,063
Total assets	$116,781	$110,685

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable	$3,966	$4,378
Accounts payable and accrued expenses	3,882	4,687
Accrued compensation	6,830	6,086
Income taxes payable	308	366
Dividends payable	--	5,239
Deferred revenue	16,275	16,354
Other current liabilities	1,007	1,045
Total current liabilities	32,268	38,155

Notes payable, net of current portion	28,627	29,795
Other non-current liabilities	10,312	9,843
Total liabilities	71,207	77,793

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 60,000,000 shares, issued 30,553,546 in 2020 and 30,151,574 in 2019, outstanding 25,235,123 in 2020 and 24,947,500 in 2019	31	30
Additional paid-in capital	167,808	162,154
Retained earnings (accumulated deficit)	(79,165)	(93,357)
Accumulated other comprehensive loss, foreign currency translation adjustment	(2,872)	(2,209)
Treasury stock	(40,228)	(33,726)
Total shareholders’ equity	45,574	32,892
Total liabilities and shareholders’ equity	$116,781	$110,685

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